Exhibit 16.1

August 8, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Car Charging Group, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Car Charging Group, Inc. dated July 24, 2013. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

2121 Ponce de Leon Blvd. - 11th Floor • Coral Gables, FL 33134
Phone: (305) 442-2200 • Fax: (305) 444-0880
info@gskcpas.com • www.gskcpas.com